Exhibit 10.3
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second
Amendment”) is made and entered into May 4, 2026 (the “Second Amendment Effective Date”), by and between Claritev Corporation, a Delaware corporation (together with any successor thereto, the “Company”), and Travis Dalton (the “Executive”).
WHEREAS, the Company and the Executive entered into that certain Employment Agreement (the “Initial Employment Agreement”), effective December 28, 2023, and that certain First Amendment effective February 28, 2025 (the “First Amendment” and together with the Initial Employment Agreement, the “Employment Agreement”);
WHEREAS, pursuant to Section 15 of the Employment Agreement, the Employment Agreement may be amended by an instrument in writing signed by the Executive and a duly authorized officer of the Company who is not the Executive;
WHEREAS, the Company and the Executive desire to amend certain provisions of the Employment Agreement in the manner provided for in this Second Amendment; and
WHEREAS, capitalized terms not herein defined shall have the applicable meanings set forth in the Employment Agreement.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and mutual covenants and conditions contained herein, the parties, intending to be legally bound, hereby agree as follows:
1.Amendments to Employment Agreement
(a) Section 4(b)(iv) (as amended by the First Amendment) is hereby deleted in its entirety and replaced with the following:
“if such termination occurs during the two-year period beginning on the date of a Change in Control and ending on the two-year anniversary thereof, (x) the multiple used for the payments made pursuant to Section 4(b)(ii) shall instead be two (2.0) times and such payments shall instead be payable in twenty-four (24)) substantially equal monthly installments, and (y) the payments made pursuant to Section 4(b)(iii) shall instead be for up to a period of twenty-four (24) months; and”
2.All provisions of the Employment Agreement that are not expressly modified hereby shall remain in full force and effect. From and after the Second Amendment Effective Date, all references to the
“Employment Agreement” in the First Amendment or in this Second Amendment or to the “Agreement” in the Initial Employment Agreement shall mean the Employment Agreement as amended by this Second Amendment.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Executive, have executed this Second Amendment effective as of the Second Amendment Effective Date.

CLARITEV CORPORATION
By: /s/ Carol Nutter
Name: Carol Nutter
Title: Chief People Officer

EXECUTIVE
By: /s/ Travis Dalton
Name: Travis Dalton